UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2014

ContraVir Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55020	46-2783806
(State or other jurisdiction	(Commission	IRS Employer
of incorporation or organization)	File Number)	Identification No.)

399 Thornall Street, First Floor

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

Item 3.02                                           Unregistered Sales of Equity Securities.

On October 14, 2014, Contravir Pharmaceuticals, Inc., a Delaware corporation (the “Company”) entered into a Stock Purchase Agreement with a non-U.S. investor for 900,000 shares of Series A Convertible Preferred Stock, $0.0001 par value (the “Preferred Stock”) for gross proceeds of $9,000,000.  The investor has agreed to a lock-up on the shares of Preferred Stock and the underlying common stock until April 14, 2016.  The Company issued the Preferred Stock in a private placement transaction in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such transaction, the holder of the Preferred Stock represented that it was an accredited investor.”

A copy of the form of Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On October 14, 2014, the Company filed a Certificate of Designation, Preference and Rights of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware.  The number of shares of Preferred Stock designated is 1,250,000 and each share of Preferred Stock has a stated value equal to $10.00.

Voting Rights. Except as otherwise provided therein and as otherwise prohibited by law, the Preferred Stock shall have voting rights on an as converted basis.  So long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined herein) senior to or otherwise pari passu with the Preferred Stock, or (c) enter into any agreement with respect to the foregoing.

Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to 100% of the Stated Value per share plus any other fees or liquidated damages owing thereon before any distribution or payment shall be made to the holders of any junior securities, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the Holders shall be distributed among the Holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Conversions at Option of Holder. Each share of Preferred Stock shall be convertible into that number of shares of Common Stock determined by dividing the Stated Value of such share of Preferred Stock by $0.48 (the “Conversion Price”), at the option of the Holder, at any time and from time to time from and after October 14, 2014.

Subsequent Equity Sales. If, at any time while this Preferred Stock is outstanding, the Company sells or grants any option to purchase or sells or grants any right to reprice its securities, or otherwise disposes of or issues (or announces any sale, grant or any option to purchase or other disposition) any Common Stock or Common Stock Equivalents entitling any Person to acquire shares of Common Stock (a “Subsequent Financing”) at an effective price per share that is lower than the then Conversion Price (such lower price, the “Base Conversion Price” and such issuances collectively, a “Dilutive Issuance”) (if the holder of the Common Stock or Common Stock Equivalents so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Conversion Price, such issuance shall be deemed to have occurred for less than the Conversion Price on such date of the Dilutive Issuance), the Conversion Price then in effect shall be reduced to the Base Conversion Price. The Holder’s rights under this section shall terminate upon the Company completing a Subsequent Financing at an effective price per share equal to or greater than the Conversion Price then in effect which results in minimum gross proceeds to the Company of $20 million.

Registration Rights.  In the event the Company closes a Subsequent Financing of common or preferred stock, which does not include any warrants or convertible securities, at an effective price per share that is lower than 160% (“Premium Price”) of the then Conversion Price (the “Registration Price”) and the purchasers of the securities in the Subsequent Financing are given registration rights for such securities or such securities are issued on a registered basis, the Holders shall receive at such time (i) equivalent registration rights for the Preferred Stock and the Conversion Shares in the event purchasers of the securities in the Subsequent Financing receive registration rights or (ii) demand registration rights in the event purchasers of the securities in the Subsequent Financing receive registered shares.  In the event, the Subsequent Financing includes warrants or other convertible securities, the Premium Price shall increase by 1% for every 1% of warrant or other convertible security coverage in the Subsequent Financing.  The Holder’s rights under this section shall terminate upon the Company completing a Subsequent Financing at an effective price per share equal to or greater than the Registration Price which results in minimum gross proceeds to the Company of $20 million.

A copy of the Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01                                           Other Events

On October 15, 2014, the Company issued a press release announcing the closing of the private placement of Series A Convertible Preferred Stock.  The press release is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d) Exhibits

3.1                                                                               Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of Contravir Pharmaceuticals, Inc. filed with the Secretary of State of the State of Delaware on October 14, 2014.

10.1                                                                        Form of Stock Purchase Agreement.

99.1                                                                        Press Release dated October 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:           October 15, 2014

CONTRAVIR PHARMACEUTICALS, INC.

By:	/s/ James Sapirstein
James Sapirstein
Chief Executive Officer